UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 25, 2013

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 3.02

Unregistered Sales of Equity Securities

On August 2, 2013 the Company filed a Current Report on Form 8-K in which the Company’s acquisition of WorkflowOne, LLC and related financing arrangements were reported in detail, including the Company’s issuance of certain stock purchase warrants (the “Warrants”) to certain of WorkflowOne’s former second lien holders.  The Warrants provide for the purchase of a total of 2,645,952 shares of the Company’s common stock for a purchase price of $.00001 per share.  The information related to the Warrants contained in Items 1.01 and 3.02 of the Form 8-K filed August 2, 2013 is hereby incorporated into this Item 3.02 by reference.

On October 25, 2013 the seven holders of the Warrants notified the Company of their intention to fully exercise the Warrants, and on October 29, 2013 the Company instructed its transfer agent to issue a total of 2,645,945 shares of its common stock to the exercising Warrant holders.  The issuance of such shares of common stock was exempt from registration under the Securities Act of 1933 in reliance upon Section 4(a)(2) of such Act based on the fact that all of the purchasers are sophisticated investors and represented themselves to be “accredited investors” within the meaning of applicable regulations promulgated under the Securities Act of 1933 and that the shares were acquired for investment purposes. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of either the Warrants or the shares and has not offered either for sale to the public.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: October 30, 2013	By: /s/Gerard D. Sowar
Gerard D. Sowar, Executive Vice President, General Counsel and Secretary